Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

PENN VIRGINIA CORPORATION1

(Exact name of obligor as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including ZIP Code, Of Registrant’s Principal Executive Offices

Penn Virginia Holding Corp.	Delaware	51-0387384	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia Oil & Gas Corporation	Virginia	54-1617929	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia Oil & Gas GP LLC	Delaware	74-3023686	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia Oil & Gas LP LLC	Delaware	20-2768109	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia MC Corporation	Delaware	02-0650458	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia MC Energy L.L.C.	Delaware	02-0650462	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia MC Operating Company L.L.C.	Delaware	02-0650466	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Penn Virginia Oil & Gas, L.P.	Texas	76-0389487	Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087

Item 1.	General Information. Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

	(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

	Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

	Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

	Exhibit 3.	See Exhibit 2

	Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

	Exhibit 5.	Not applicable.

	Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

	Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

	Exhibit 8.	Not applicable.

	Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 1 to the trustee’s Form T-1 filed as Exhibit 25 to Registration No. 333-130784-06 dated December 30, 2005.

**	Incorporated by reference to Exhibit 4 to the trustee’s Form T-1 filed as Exhibit 25 to Registration No. 022-28721 dated March 3, 2004.

***	Incorporated by reference to Exhibit 6 to the trustee’s Form T-1 filed as Exhibit 25 to Registration No. 333-125274 dated March 26, 2004.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 18th day of June 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ JEFFERY T. ROSE
Jeffery T. Rose
Vice President

EXHIBIT 6

June 18, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ JEFFERY T. ROSE
Jeffery T. Rose
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,467
Interest-bearing balances		1,280
Securities:
Held-to-maturity securities		0
Available-for-sale securities		40,238
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,195
Securities purchased under agreements to resell		1,187
Loans and lease financing receivables:
Loans and leases held for sale		33,093
Loans and leases, net of unearned income	251,321
LESS: Allowance for loan and lease losses	2,151
Loans and leases, net of unearned income and allowance		249,170
Trading Assets		3,665
Premises and fixed assets (including capitalized leases)		4,173
Other real estate owned		657
Investments in unconsolidated subsidiaries and associated companies		392
Intangible assets
Goodwill		8,994
Other intangible assets		18,668
Other assets		16,668

Total assets		$396,847

LIABILITIES
Deposits:
In domestic offices		$269,773
Noninterest-bearing	75,101
Interest-bearing	194,672
In foreign offices, Edge and Agreement subsidiaries, and IBFs		43,580
Noninterest-bearing	6
Interest-bearing	43,574
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,911
Securities sold under agreements to repurchase		6,114

Dollar Amounts In Millions
Trading liabilities	2,328
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	6,914
Subordinated notes and debentures	10,148
Other liabilities	14,055

Total liabilities	$356,823
Minority interest in consolidated subsidiaries	58

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,239
Accumulated other comprehensive income	456
Other equity capital components	0

Total equity capital	39,966

Total liabilities, minority interest, and equity capital	$396,847

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt